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                                                                    EXHIBIT 5.01

                  Buchanan Ingersoll Professional Corporation
                               One Oxford Centre
                         301 Grant Street, 20th Floor
                           Pittsburgh, PA 15219-1410

                                 June 29, 2001

Adelphia Communications Corporation
One North Main Street
Coudersport, Pennsylvania 16915

Re: Adelphia Communications Corporation

Ladies and Gentlemen:

   We have acted as counsel to Adelphia Communications Corporation, a Delaware corporation ("Adelphia" or the "Company"), in connection with the preparation of a Registration Statement on Form S-3, registering up to $4,925,662,500 in securities and to which this opinion is an exhibit (as amended and supplemented, the "Registration Statement"), including the form of prospectus included therein (as supplemented, the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of: (i) debentures, notes and other debt securities in one or more series (the "Debt Securities") of Adelphia which may be senior debt securities or subordinated debt securities of Adelphia, (ii) shares of Preferred Stock, $.01 par value per share, of Adelphia issuable in series designated by the Board of Directors of Adelphia (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), (iii) shares of Class A Common Stock, $.01 par value per share, of Adelphia (the "Class A Common Stock"), (iv) shares of Class B Common Stock, $.01 par value per share, of Adelphia (the "Class B Common Stock"), (v) warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock or Class B Common Stock (the "Warrants") and (vi) the guarantee by the Company of any debt securities issued by any of its subsidiaries pursuant to a guarantee agreement to be executed by the Company (the "Guarantees"). The Debt Securities, the Preferred Stock, the Depositary Shares, the Class A Common Stock, the Class B Common Stock, the Warrants and the Guarantees are collectively referred to herein as the "Securities." The Securities may be offered in combination or separately from time to time by the Company in amounts, at prices and on terms to be determined at the time or times of offering. The aggregate initial offering price of all of the Securities which may be sold pursuant to the Prospectus will not exceed $5,000,000,000 (including Securities being carried forward from registration statement (No. 333-78027) included therein pursuant to Commission Rule 429).

   This opinion is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

   In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.
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   Based on the foregoing, and subject to the other qualifications and limitations set forth herein, we are of the following opinion:

   1. When (a) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate actions of the Company, and (b) Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee (the "Trustee") under the indenture (the "Indenture") pursuant to which the Debt Securities shall be issued and sold as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating to such Debt Securities and the Indenture, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

   2. When (a) the terms of the issuance and sale of the Preferred Stock, which may be represented by Depositary Shares, shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of such Preferred Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Preferred Stock, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

   3. When (a) the terms of the issuance and sale of the Class A Common Stock shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of Class A Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Class A Common Stock, the Class A Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

   4. When (a) the terms of the issuance and sale of the Class B Common Stock shall have been duly authorized by all necessary corporate actions of the Company, and (b) the shares of Class B Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, assuming that the Company has reserved for issuance the requisite number of shares of Class B Common Stock, the Class B Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

   5. When (a) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate actions of the Company, and (b) the certificates representing such Warrants have been duly executed by the Company, and when executed and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial
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reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

   6. When (a) the terms of the issuance and sale of the Guarantees shall have been duly authorized by all necessary corporate actions of the Company, and (b) the Guarantees shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, the Guarantees will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

   In rendering the above opinions, we have assumed in all cases that the Registration Statement has been declared effective by order of the Commission and remains in effect. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post-effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                              BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                              By: /s/ Carl E. Rothenberger, Jr.
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